Exhibit 23.3

Allbright Law Offices

May 24, 2010

We hereby consent to the inclusion of our legal opinion dated January 20, 2009, as an exhibit to the Registration Statement on Form S-1/A of VLOV, Inc. (Registration Statement No. 333-163803), and any amendments thereto.

Respectfully Submitted,

Allbright Law Offices

/s/ Allbright Law Offices

Shanghai, People’s Republic of China